Exhibit 14

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-122334) of Adherex Technologies Inc. of our report dated February 11, 2005 relating to the financial statements which appear in this Transition Report on Form 20-F.

/s/ PricewaterhouseCoopers LLP

Ottawa, Canada

March 31, 2005